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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134745) of Manaris Corporation of our report dated September 29, 2006 relating to the financial statements, which appears in this Form 10-KSB.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants


Montreal, Quebec, Canada
September 29, 2006